                                                                EXHIBIT 10.26


                    THE NON-CONTRIBUTORY RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                            TRIGON INSURANCE COMPANY
                              (now to be known as)
                THE TRIGON INSURANCE COMPANY RETIREMENT PROGRAM

                           CLARIFYING AMENDMENT No. 2
                           --------------------------


  WHEREAS, Trigon Insurance Company (herein referred to as the "Employer") has maintained a non-contributory retirement program, known as the Non-Contributory Retirement Program for Certain Employees of Trigon Insurance Company (herein referred to as the "Retirement Program") pursuant to the provisions of the National Retirement Program;

  WHEREAS, pursuant to Section 7.01 of the Retirement Program, the Employer has reserved the right to amend or modify the Retirement Program;

  WHEREAS, the Employer adopted an amendment on September 10, 1998, which became effective October 1, 1998, ("Cash Balance Amendment") to modify the Retirement Program to adopt a new cash balance account benefit formula for the Retirement Program, to provide for appropriate transition for Participants who previously participated in the Retirement Program, and to change the name of the Retirement Program to the Trigon Insurance Company Retirement Program;

  WHEREAS, the Employer subsequently adopted an amendment on September 30, 1998, to clarify the definition of "Earnings" in the Cash Balance Amendment ("Clarifying Amendment");

  WHEREAS, on December 31, 1998, certain amendments were made to the National Retirement Program provisions including an amendment relating to the definition of Actuarial Equivalent ("Actuarial Equivalent Amendment");

  WHEREAS, it is desirable to further clarify certain other features of the Cash Balance Amendment in order to provide a minimum pay credit amount for new Participants, to clarify the application of the basic pay credit formula, and to ensure that certain Participant who are eligible for transition benefits and who commence benefits on or after attaining age 55 have access to the same reduction factors as are applicable to those Participants who are eligible for transition benefits and who commence benefits before attaining age 55;

  WHEREAS, it is also desirable to clarify the application of the Actuarial Equivalent Amendment;

  NOW, THEREFORE, the Employer hereby amends the terms of the Retirement Program, as modified by the Cash Balance Amendment, the Clarifying Amendment, and the Actuarial Equivalent Amendment, in the following respects:

     1.   Section 1.01, "Actuarial Equivalent," is modified to read as follows:
                         --------------------

       "Actuarial Equivalent" shall mean, with respect to a benefit payable under the Program, a benefit of equivalent value thereto determined on the basis of the following actuarial assumptions:

          "(a) The interest rate shall be equal to 5%; and (b) The mortality rates shall be unisex rates constructed based upon the 1983 Group Annuity Mortality Table, assuming the following distribution of male and female employees: 50 percent males and 50 percent females.

          "If this box is checked `, the Program (and/or any predecessor program qualified under (S)401 of the Internal Revenue Code) specified the actuarial assumptions used to determined a Participant's benefits, and an amendment(s) (including the adoption of this Program or a restated version of the Program) changed those actuarial assumptions; accordingly, any benefit payable under the Program to the Participant thereafter shall be no less than the benefit otherwise payable to the Participant, determined as of the day immediately prior to the effective date of the amendment (i.e., determined as of December 30, 1998) and computed on the basis of the actuarial assumptions in effect on such date.

          "This paragraph shall apply in lieu of the forgoing for purposes of determining certain equivalencies with respect to the Retirement Account, and in certain instances, the Transition Benefit and Minimum Benefit described in Section 4.02(b)(2) and (3). For purposes of determining the Normal Retirement Benefit in Section 4.02(b)(1), the Early Retirement Benefit in Section 4.04(b)(2)(i) and (ii)(cc), the Pre-Retirement Death Benefit in Section 4.05(d), and the lump sum benefit in Section 5.03(b)(1)(ii) and 5.03(b)(3), the interest rate shall be the Applicable Interest Rate and the mortality table shall be the Applicable Mortality Table.

          "For these purposes, "Applicable Mortality Table" shall mean the mortality table that is prescribed by the IRS based on the prevailing commissioners' standard table (described in (S) 807(d)(5)(A) of the Internal Revenue Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of (S) 807(d)(5)). "Applicable Interest Rate" shall mean, for any date within a calendar quarter, the annual interest rate on 30-year Treasury securities as specified by the IRS for the fifth full calendar month preceding the first day of such calendar quarter."

  2.  The introductory paragraph of Section 4.02(b)(1), Retirement Account
                                                        ------------------
Benefit Formula, is modified to read as follows:
---------------

          "(1) Retirement Account Benefit Formula. The annual benefit is an amount equal to the Actuarial Equivalent of the value of the Participant's Retirement Account determined as of the benefit commencement date. The Retirement Account is a nominal account maintained on behalf of each Participant. The value of a Participant's Retirement Account is the sum of the Participant's credits provided herein pursuant to subparagraph (i) (Initial Balance), subparagraph (ii) (Pay Credits), subparagraph (iii) (Interest Credits), subparagraph (iv) (Transition Benefit Credits), and subparagraph (v) (Minimum Retirement Account Credits). For purposes of paragraph (1), the fresh-start rule in Section 4.01(d) shall not apply."

  3. Subparagraph (ii), Pay Credits, in Section 4.02(b)(1), Retirement Account Benefit Formula, is modified to read as follows:

          "(ii) Pay Credits. A Participant's pay credits for the Program Year shall be determined based on the Participant's Earnings in the Program Year and the applicable pay credit percentage for such Earnings as follows: For each calendar quarter ending on or after December 31, 1998, a pay credit shall be allocated to the Retirement Account of the Participant as of the last day of such quarter, or if the Participant receives a distribution prior to the end of the calendar quarter, as of the first of the month in which the distribution occurs, equal to the pay credit percentage applicable to the Participant for pay periods ending in the Program Year under the table set forth below, multiplied by the Participant's Earnings for the pay periods ending in such quarter.

 Participant's Points as of January 1 of      Pay Credit Percentage for Earnings in
             Program Year                                 Program Year
-------------------------------------------------------------------------------------

Less than 40                               3%
-------------------------------------------------------------------------------------
At least 40, but less than 50              4%
-------------------------------------------------------------------------------------
At least 50, but less than 60              5%
-------------------------------------------------------------------------------------
At least 60, but less than 70              6%
-------------------------------------------------------------------------------------
At least 70, but less than 80              8%
-------------------------------------------------------------------------------------
At least 80                               10%
-------------------------------------------------------------------------------------

     "For these purposes, the Participant's points shall be determined as of January 1 of each Program Year by adding together the Participant's attained age and Years of Vesting Service as of such date. For purposes of determining the Participant's points, the Participant's attained age shall be determined on the basis of years and days, with the days expressed in the form of a decimal fraction, and the Participant's Years of Vesting Service shall be determined, in accordance with Section 1.28, by taking into account periods of Employment of less than a full Program Year, with any partial year being expressed in the form of a decimal fraction. Notwithstanding the foregoing, in no event shall a pay credit be allocated to the Participant's Retirement Account with respect to any pay period that ends either before the Participant's Entry Date, or after the pay period that includes the date the Participant's Employment with the Employer terminates, nor with respect to any pay period in a Program Year to the extent the pay credit would be based on the Participant's Earnings in excess of the annual limit in Section 1.06."

     4. Section 4.02(b)(1), Retirement Account Benefit Formula, is modified by deleting the last four sentences of such provision (beginning with the sentence that starts "For these purposes, the fresh-start rule...") and inserting the following subparagraphs (iv) and (v) in their place:

          "(iv) Transition Benefit Credits. In the case of an eligible Participant as described in the next sentence of this subparagraph, the Participant's Retirement Account shall be credited with an additional amount as of October 1, 2003, so that as of such date it equals the present value of the Participant's accrued benefit under paragraph (2) as of such date. A Participant shall be eligible for such credit if (aa) the Participant is eligible for the transition benefit described in paragraph
     (2) below, (bb) the Participant has not terminated Employment with the Employer prior to October 1, 2003, but continues as an active Participant in the Program on such date, and (cc) the present value of the Participant's accrued benefit under paragraph (2) as of October 1, 2003, is greater than the Participant's Retirement Account under this paragraph (1) (determined without regard to this subparagraph (iv)) as of such date. Participants who are not described in the preceding sentence shall have a credit of zero under this subparagraph (iv). For purposes of this subparagraph (iv), the present value of the Participant's accrued benefit under paragraph (2) shall be determined by reference to the Actuarial Equivalent interest and mortality factors in effect on October 1, 2003 under the last paragraph of Section 1.01 of the Program, and the accrued benefit shall be determined by reference to the benefit payable to the Participant under paragraph (2) as if the Participant had retired on October 1, 2003, expressed in the form of a single life annuity payable commencing on October 1, 2003.

          "(v) Minimum Retirement Account Credits. In the case of an eligible Participant as described in the next sentence of this subparagraph, the Participant's Retirement Account shall be credited with an additional amount as of the benefit commencement date, so that as of such date it equals the value of the minimum Retirement Account amount determined under this subparagraph (v). A Participant is eligible for such credit if (aa) the Participant is an active Participant in the Program as of October 1, 1998, or becomes an active Participant after October 1, 1998 and before October 1, 2003, and (bb) if, as of the benefit commencement date, the value of the Participant's Retirement Account under this paragraph (1) (determined without regard to this subparagraph (v)) is less than the minimum Retirement Account amount. Participants who are not described in the preceding sentence shall have a credit of zero under this subparagraph
     (v). For purposes of this subparagraph (v), the Participant's minimum Retirement Account amount shall be determined without regard to the credits provided by subparagraphs (i) through (iv) above, and shall instead equal the sum of the Participant's initial dollar credit and the Participant's interest credits on such initial dollar credit. For these purposes, the Participant's initial dollar credit and interest credits shall be determined and allocated as follows:

              "(aa) The Participant's initial dollar credit shall be a one-time credit equal to $500, and shall be allocated to the Participant's Retirement Account solely for purposes of this subparagraph (v) as follows: In the case of a Participant who is an active Participant in the Program as of October 1, 1998, the initial dollar credit shall be allocated to the Participant's Retirement Account as of December 31, 1998. In the case of a Participant who becomes an active Participant in the Program after October 1, 1998, and before October 1, 2003, the initial dollar credit shall be allocated to the Participant's Retirement Account as of the last day of the calendar quarter in which the Participant's Entry Date occurs. Notwithstanding the foregoing, if a Participant who is eligible under this clause (aa) for an initial dollar credit receives a distribution prior to the end of the calendar quarter with respect to which the initial dollar credit would be allocated, the Participant's initial dollar credit shall be allocated to the Participant's Retirement Account as of the first of the month in which the distribution occurs.



               "(bb) For each calendar quarter ending on or after December 31, 1998, interest shall be credited to the Participant's Retirement Account as of the last day of such quarter in an amount equal to 25 percent of the average current yield on 30-year Treasury Constant Maturities (as stated in the Federal Reserve Statistical Release H.15) for the second calendar month that precedes the calendar quarter for which interest is credited, times the value of the Participant's Retirement Account determined pursuant to this subparagraph (v) as of the last day of the prior calendar quarter. Notwithstanding the foregoing, if a Participant receives a distribution prior to the end of a calendar quarter, the Participant's Retirement Account shall be credited for purposes of this subparagraph (v) with interest as of the first of the month in which the distribution occurs, in accordance with the method described in the preceding sentence, but such interest credit shall be prorated based on the number of full months in such calendar quarter that has elapsed. Interest credits under this subparagraph (v) shall cease upon the first of the month in which the Participant's benefits commence distribution under the Program."

     5. Paragraph (2)(ii)(cc) of Subsection 4.04(b), Early Retirement Benefit, is modified to read as follows:

          "(cc) In the case of a Participant whose Employment with the Employer is terminated before attaining the Early Retirement Age, the following shall apply. If the benefit commences on or after the date the Participant attains the Early Retirement Age, the benefit will be reduced by .5% for each calendar month (which is 6% per year), if any, by which the commencement of the benefit precedes the first of the month coincident with or next following the date of the Participant's Normal Retirement Age; provided, however, that in no event shall the reduced benefit be less than the present value of the benefit that would be payable to the Participant under paragraph (1) above. If the benefit commences before the date the Participant attains the Early Retirement Age, the benefit will be the present value of the benefit that would be payable to the Participant under paragraph (1) above. For these purposes, the present value shall be determined by reference to the Actuarial Equivalent interest and mortality factors in effect on that date under the last paragraph of Section 1.01 of the Program."

     6. Paragraph 1 of this amendment shall take effect as if it were included in the Actuarial Equivalent Amendment, and Paragraphs 2 through 5 shall take effect as if included in the Cash Balance Amendment.


                                 TRIGON INSURANCE COMPANY


                                 By:  ________________________
                                      Authorized Officer


________________________         _____________________________
Attest                           Title

________________________         _____________________________
Title                            Date



                                 APPROVED:

                                 NATIONAL EMPLOYEE
                                 BENEFITS COMMITTEE

                                 By:_________________________
                                    Assistant Secretary